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                            NATIONAL PROCESSING, INC.

                   EXHIBIT 21.1 - SUBSIDIARIES OF THE COMPANY




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                                                                                State or
                                                                              Jurisdiction
                                                                              Under the Law
                                                         % of Voting            of which
            Name                                       Securities Owned         Organized
            ----                                       ----------------        ------------
SUBSIDIARIES OF NATIONAL PROCESSING, INC.
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    National Processing Company, Inc.                       100%                  Kentucky

    NTA, Inc.                                               100%                  Washington


SUBSIDIARIES OF NATIONAL PROCESSING
  COMPANY, INC.
-----------------------------------

    NPC International S.A. de C.V.                          100%                  Mexico

    B & L Consultants, Inc.                                 100%                  Massachusetts

    NPC Check Services, Inc.                                100%                  Delaware

    NPC Services, Inc.                                      100%                  Arizona
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